Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES FIRST QUARTER FISCAL 2024 RESULTS

●	First Quarter Net Sales and GAAP and Non-GAAP Net Income Per Diluted Share Exceed Expectations
●	G-III Raises Guidance for Fiscal Year 2024
●	Net Sales of $606.6 Million for the First Quarter Compared to $688.8 Million Last Year
●	Net Income Per Diluted Share of $0.07 for the First Quarter Compared to $0.62 Last Year
●	Non-GAAP Net Income Per Diluted Share of $0.13 for the First Quarter Compared to $0.72 Last Year
●	Announces New Long-Term License for the Halston Brand

New York, New York – June 6, 2023 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII), a global fashion leader with expertise in design, sourcing, and manufacturing, today announced operating results for the first quarter of fiscal 2024, ended April 30, 2023.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “For the first quarter of fiscal 2024, we exceeded both our top and bottom line guidance with non-GAAP net income per diluted share of $0.13, exceeding the high end of our guidance. We made progress rightsizing our inventory position, which sequentially decreased by $80 million, while our gross margins were significantly better than last year’s first quarter. I am proud of how our team successfully navigated what remains a challenging environment.”

Mr. Goldfarb continued, “Aligned with our initiative to direct resources toward new growth opportunities, we are pleased to announce a licensing agreement with Xcel Brands for the American heritage fashion brand, Halston. This 25-year master licensing agreement allows G-III to design and produce all categories of product for Halston and provides an option to buy the brand at the end of the licensing term. This agreement represents our third substantial growth opportunity announced this year alongside the re-positioning and global expansion of Donna Karan and a long-term license for Nautica in North America. Development of our Donna Karan and Nautica initiatives is well underway.”

Mr. Goldfarb concluded, “G-III continues to deliver positive results and we are off to a good start to the new fiscal year. Looking ahead, we are optimistic about our business and, as a result, are raising our guidance. We remain focused on driving our key strategic priorities and continuing to develop new growth opportunities.”

Results of Operations

Net sales for the first quarter ended April 30, 2023 decreased 11.9% to $606.6 million from $688.8 million in the prior year’s quarter. The Company reported net income for the first quarter of $3.2 million, or $0.07 per diluted share, compared to $30.6 million, or $0.62 per diluted share, in the prior year’s quarter.

Non-GAAP net income per diluted share was $0.13 for the first quarter of this year compared to $0.72 in the same period last year. Non-GAAP net income per diluted share excludes (i) non-cash imputed interest expense of $1.8 million in this quarter related to the note issued to seller (the “Seller Note”) as part of the consideration for the acquisition of Donna Karan International compared to $1.7 million in the first quarter last year and (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees and, in fiscal 2023, foreign currency losses of $1.8 million in this quarter compared to $4.2 million in the first quarter last year. The aggregate effect of these exclusions was equal to $0.06 per diluted share in the first quarter of this year and $0.10 per diluted share in the first quarter of fiscal 2023.

Halston License

G-III has signed a global twenty-five year master license agreement with Xcel Brands to design and produce all categories of men’s and women’s product for the Halston brand. The agreement provides for an initial term of five years, followed by a twenty-year period, as well as a purchase option at the end of the twenty-five year term. First deliveries of Halston product are expected for the Fall 2024 season. The product will be distributed globally through better department stores and digital channels. G-III believes that significant opportunity exists in the better women’s apparel space where G-III has significant expertise. The Halston brand joins G-III’s portfolio of some of the largest American brands in the world.

Outlook

The Company today raised its guidance for the fiscal year ending January 31, 2024. The Company’s fiscal year 2024 guidance anticipates the expected impact from current levels of inflationary pressure on consumers and on the Company’s operations, as well as incremental costs associated with managing higher levels of inventory.

For fiscal 2024, the Company expects net sales of approximately $3.29 billion and net income between $125.0 million and $130.0 million, or between $2.65 and $2.75 per diluted share. This compares to net sales of $3.23 billion and a net loss of $(133.1) million, or $(2.79) per share, for fiscal 2023. Fiscal 2023 results include a $291.5 million non-cash goodwill impairment charge, net of tax.

The Company is anticipating non-GAAP net income for fiscal 2024 between $132.0 million and $137.0 million, or between $2.80 and $2.90 per diluted share. This compares to non-GAAP net income of $138.8 million, or $2.85 per diluted share, for fiscal 2023.

The Company is projecting full-year adjusted EBITDA for fiscal 2024 between $267.0 million and $272.0 million compared to adjusted EBITDA of $266.1 million in fiscal 2023.

For the second quarter of fiscal year 2024, the Company expects net sales of approximately $595.0 million compared to $605.2 million in the same period last year. The Company expects a net loss for the second quarter of fiscal 2024 in the range $(5.0) million and break even or between $(0.10) and $0.00 per share. This compares to net income of $36.3 million, or $0.74 per diluted share, in last year’s second quarter.

The Company is anticipating non-GAAP results for second quarter of fiscal 2024 between a net loss of $(3.0) million and net income of $2.0 million, or between $(0.06) and $0.04 per diluted share. This compares to non-GAAP net income of $19.0 million, or $0.39 per diluted share, in last year’s second quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income (loss) to non-GAAP net income (loss), GAAP net income (loss) per diluted share to non-GAAP net income (loss) per diluted share and GAAP net income (loss) to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s substantial portfolio of more than 30 licensed and proprietary brands is anchored by its global power brands: DKNY, Donna Karan, Karl Lagerfeld, Calvin Klein and Tommy Hilfiger. G-III’s owned brands include DKNY, Donna Karan, Karl Lagerfeld, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc, Marc New York, Wilsons Leather and Sonia Rykiel. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Nautica, Halston, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. G-III also distributes directly to consumers through its DKNY, Karl Lagerfeld, Karl Lagerfeld Paris and Vilebrequin stores and its digital channels for the DKNY, Donna Karan, Vilebrequin, Karl Lagerfeld, Karl Lagerfeld Paris, Andrew Marc, Wilsons Leather and G.H. Bass brands.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 pandemic, reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, possible adverse effects from elevated inventory levels, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2023	2022

	(Unaudited)

Net sales	$606,589	$688,757
Cost of goods sold	356,788	442,718
Gross profit	249,801	246,039

Selling, general and administrative expenses	227,961	185,407
Depreciation and amortization	6,576	6,095
Operating profit	15,264	54,537

Other income (loss)	973	(2,708)
Interest and financing charges, net	(12,151)	(12,203)
Income before income taxes	4,086	39,626

Income tax expense	945	9,000
Net income	3,141	30,626
Less: Loss attributable to noncontrolling interests	(95)	(8)
Net income attributable to G-III Apparel Group, Ltd.	$3,236	$30,634

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$0.07	$0.64
Diluted	$0.07	$0.62

Weighted average shares outstanding:
Basic	46,286	48,016
Diluted	47,442	49,108

Selected Balance Sheet Data (in thousands):	As of April 30,
	2023	2022

	(Unaudited)

Cash and cash equivalents	$289,729	$438,411
Working capital	983,659	1,164,595
Inventories	630,308	550,059
Total assets	2,554,483	2,718,272
Total debt	543,004	521,382
Operating lease liabilities	253,430	180,798
Total stockholders' equity	1,380,447	1,558,292

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended
	April 30, 2023	April 30, 2022

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$3,236	$30,634

Excluded from non-GAAP:
Expenses related to Karl Lagerfeld acquisition	1,821	4,179
Non-cash imputed interest	1,817	1,671
Income tax impact of non-GAAP adjustments	(841)	(1,328)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$6,033	$35,156

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees and, in fiscal 2023, foreign currency losses, and (ii) non-cash imputed interest expense. For fiscal 2024 and 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended
	April 30, 2023	April 30, 2022

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.07	$0.62

Excluded from non-GAAP:
Expenses related to Karl Lagerfeld acquisition	0.04	0.09
Non-cash imputed interest	0.04	0.04
Income tax impact of non-GAAP adjustments	(0.02)	(0.03)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.13	$0.72

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees and, in fiscal 2023, foreign currency losses, and (ii) non-cash imputed interest expense. For fiscal 2024 and 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS) TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ended	Months Ended
	April 30, 2023	April 30, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

Net income (loss) attributable to G-III Apparel Group, Ltd.	$3,236	$30,634	$125,000 - 130,000	$(133,061)

Karl Lagerfeld investment gain	—	—	—	(27,071)
Expenses related to Karl Lagerfeld acquisition	1,821	—	6,071	13,895
Asset impairments and gain on lease terminations	—	—	—	349,686
Bonus accrual expense reversed due to goodwill impairment charge	—	—	—	(17,900)
Depreciation and amortization	6,576	6,095	31,409	27,762
Interest and financing charges, net	12,151	12,203	54,229	56,602
Income tax expense	945	9,000	50,291	(3,788)

Adjusted EBITDA, as defined	$24,729	$57,932	$267,000 - 272,000	$266,125

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes (i) the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) expenses related to the Karl Lagerfeld acquisition that included incentive compensation, professional fees, and, in fiscal 2023, amortization of inventory valuation adjustments and foreign currency losses, (iii) asset impairments, including the goodwill write-down of $347.2 million, and gain on lease terminations and (iv) bonus accrual expense reversed due to the goodwill impairment recognized in fiscal year 2023. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income (loss), as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS)

(In thousands)

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ended	Months Ended
	July 31, 2023	July 31, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

Net income (loss) attributable to G-III Apparel Group, Ltd.	$(5,000) - 0,000	$36,319	$125,000 - 130,000	$(133,061)

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	(30,925)	—	(27,071)
Expenses related to Karl Lagerfeld acquisition	1,821	5,693	6,071	13,895
Non-cash imputed interest	1,086	1,740	3,798	6,947
Asset impairments and gain on lease terminations	—	(29)	—	349,686
Bonus accrual expense reversed due to goodwill impairment charge	—	—	—	(17,900)
Income tax impact of non-GAAP adjustments	(907)	6,220	(2,869)	(53,737)
Non-GAAP net income (loss) attributable to G-III Apparel Group, Ltd., as defined	$(3,000) - 2,000	$19,018	$132,000 - 137,000	$138,759

Non-GAAP net income (loss) is a “non-GAAP financial measure” that excludes (i) the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, and, in fiscal 2023, amortization of inventory valuation adjustments and foreign currency losses, (iii) non-cash imputed interest expense, (iv) asset impairments, including the goodwill write-down of $347.2 million, and gain on lease terminations and (v) bonus accrual expense reversed due to the goodwill impairment recognized in fiscal year 2023. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period, except for the year ended January 31, 2023, where the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS) PER SHARE

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ended	Months Ended
	July 31, 2023	July 31, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$(0.10) - 0.00	$0.74	$2.65 - 2.75	$(2.79)
Adjustment from GAAP diluted shares to Non-GAAP diluted shares(1)	—	—	—	0.06

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	(0.63)	—	(0.56)
Expenses related to Karl Lagerfeld acquisition	0.04	0.12	0.13	0.29
Non-cash imputed interest	0.02	0.03	0.08	0.14
Asset impairments and gain on lease terminations	—	(0.00)	—	7.18
Bonus accrual expense reversed due to goodwill impairment charge	—	—	—	(0.37)
Income tax impact of non-GAAP adjustments	(0.02)	0.13	(0.06)	(1.10)
Non-GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share, as defined	$(0.06) - 0.04	$0.39	$2.80 - 2.90	$2.85

Non-GAAP diluted shares(1)	47,000	49,109	47,500	48,694

(1)	Represents adjustment for shares used to calculate diluted earnings per share. Due to our recording a GAAP net loss for fiscal year 2023, diluted shares were the same as basic shares for GAAP. When applying non-GAAP exclusions our results moved from a net loss to net income position.

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, and, in fiscal 2023, amortization of inventory valuation adjustments and foreign currency losses, (iii) non-cash imputed interest expense, (iv) asset impairments, including the goodwill write-down of $347.2 million, and gain on lease terminations and (v) bonus accrual expense reversed due to the goodwill impairment recognized in fiscal year 2023. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period, except for the year ended January 31, 2023, where the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235

Company Media Contact:

Andrew Blecher

andrew.blecher@g-iii.com